DESIGNATION AND ACCEPTANCE OF RIGHTS

The undersigned, Sean Zarinegar (“Zarinegar”), represents to American Housing Income Trust, Inc., a Maryland corporation (“AHIT”) and Performance Realty Management, LLC, an Arizona limited liability company (“PRM”) that he is a party to an Advisory Board Consulting and Compensation Agreement dated May 11, 2015 (the “Independent Contractor Agreement”), and an Employment Agreement dated February 25, 2016 (the “Employment Agreement”), both of which with AHIT.

The Independent Contractor Agreement incorporated an equity compensation provision, which became effective as of July 7, 2016 upon the effectiveness of certain corporate actions of AHIT by the Financial Industry Regulatory Authority. Due to a change in status from independent contractor to an employee of AHIT, Zarinegar executed the Employment Agreement, which incorporated, amongst other things, the equity compensation provisions of the Independent Contractor Agreement, including Zarinegar’s right to the issuance of 1,000,000 shares of common stock in AHIT between July 7, 2016 and July 7, 2017 (the “Stock Grant”).

Zarinegar has the right under the Employment Agreement to designate a recipient of these shares. For consideration, the receipt of which has been acknowledged and agreed to, Zarinegar designates PRM as the recipient of 439,401 shares of the Stock Grant (the “Shares”).

Zarinegar agrees to indemnify and hold PRM harmless for any and all damages associated with any claim associated with the designation herein, only. By executing below, Zarinegar represents to AHIT’s transfer agent that PRM holds the exclusive right to the issuance of the Shares, and that PRM has the exclusive right to prepare a new stock issuance form, or any other form, required by AHIT’s transfer agent in issuing the Shares.

By executing below, PRM and AHIT represent that their respective entities approve this designation in all respects, and that the undersigned have authority to execute acceptance of this designation, and that PRM is afforded all rights as a shareholder in AHIT upon issuance of the Shares. PRM and AHIT agree to take any and all other reasonable action to effectuate the issuance of the Shares as contemplated herein.

The parties agree that Counsel for AHIT is Paesano Akkashian Apkarian, P.C. (“PAA”). Although PAA has provided legal advice to PRM and Zarinegar in unrelated matters, PAA has disclosed that a conflict exists in representing PRM and Zarinegar under this designation. By executing below, the parties acknowledge that PAA has thoroughly disclosed the conflict, and that each party acknowledges that it has had ample opportunity to seek independent counsel, and has done so, or has elected to proceed without independent counsel. PRM and Zarinegar thus agree that they have not sought legal advice from PAA.

APPROVED:

/s/ Sean Zarinegar___________________

Sean Zarinegar

/s/ Sean Zarinegar___________________

Performance Realty Management, LLC

By: Sean Zarinegar

Its: Manager

/s/ Jeff Howard______________________

American Housing Income Trust, Inc.

By: Jeff Howard

Its: Chief Executive Officer and President

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